 EXHIBIT 3.2

UNICO AMERICAN CORPORATION

SECOND AMENDED AND RESTATED BYLAWS (these “Bylaws”)

(Effective Date: July 10, 2019)

ARTICLE I

OFFICES

Section 1. The principal office and any other offices of Unico American Corporation (the “Corporation”) shall be in such location as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 2. The Corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All annual meetings of the stockholders shall be held at such location, on such date and at such time so designated by the Board of Directors. The annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting. Except as otherwise provided in Chapter 78 of the Nevada Revised Statutes (the “NRS”), the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders.

Section 2. Special meetings of the stockholders may be held at such time and place within or outside the State of Nevada so designated by the Board of Directors and as shall be stated in the notice of the meeting in accordance with these Bylaws, or in a duly executed waiver of notice thereof. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least two-thirds of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Except as otherwise provided in NRS Chapter 78, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders.

Section 3. Notices of meetings shall be in writing and signed by the President or a vice president, or the Secretary, or an assistant secretary, or by such other person or persons as the Board of Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or outside this state, where it is to be held and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 4. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereof, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6. When a quorum is present or represented at any meeting, except as otherwise required by law, the Articles of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 7. Except as hereinafter provided, every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Corporation.

Section 8. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

Section 9. Except as otherwise provided by the Articles of Incorporation or these Bylaws, the Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by NRS Section 78.320. Any action, except election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least two-thirds of the voting power of the capital stock issued and outstanding and entitled to vote thereof, unless the applicable provisions of the NRS, these Bylaws, or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Section 10. In order that the Corporation may determine the stockholders entitled to notice of and the right to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and right to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjournment 60 days or shorter and must fix a new record date if the meeting of stockholders is adjourned more than 60 days in accordance with the provisions of NRS Section 78.350(2) and this Section 2.10 at the adjourned meeting.

Section 11. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board of Directors, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy as such meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretary, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 12. At each meeting of the stockholders, the chairman of such meeting may appoint up to two inspectors of election. Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability. Such inspectors of election, if any, may (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the number of shares represented at a meeting and the validity of the proxies or ballots; (c) count all votes and ballots; (d) determine any challenges made to any determination made by the inspectors; (e) certify in a report in writing to the secretary of such meeting the determination of the number of shares represented at the meeting and the results of all votes and ballots. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

Section 13. Stockholder Proposals.

(a)                At an annual meeting or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting or special meeting, business must be brought: (i.) pursuant to the Corporation’s proxy materials with respect to such meeting, (ii.) by or at the direction of the Board of Directors, or (iii.) by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.13, on the record date for the determination of stockholders entitled to notice of the annual meeting or special meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting or special meeting, and (B) has timely complied in proper written form with the notice procedures set forth in this Section 2.13. In addition, for business to be properly brought before an annual meeting or special meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to bring business before an annual meeting or special of stockholders.

(b)               With respect to any nominations or any other business to be brought before an annual meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(c)                With respect to any business to be properly requested to be brought before a special meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting.

(d)               Except as required by the NRS or Section 2.10 of these Bylaws, in no event shall any adjournment or postponement of an annual or special meeting of stockholders, as applicable, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(e)                To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.13(b) or 2.13(c) of these Bylaws) to the Secretary must include the following, as applicable: as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books and of such beneficial owner or Control Person (as defined below), if any, (ii) the number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or Control Person, if any, (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) if the notice relates to any business other than a nomination of director(s), a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions proposed for consideration, and the reasons for conducting such business at the meeting, (v) any direct or indirect interest personal or other material interest of the stockholder in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner and by any Control Person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation's stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (vii) a representation whether the stockholder or the beneficial owner, if any, and any Control Person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder, and (viii) any other information relating to such stockholder, beneficial owner or Control Person, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. For purposes of this Section 2.13 a “Control Person” shall be a director, executive, managing member or control person of such stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner.

(f)                Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

ARTICLE III

DIRECTORS

Section 1. The Corporation shall have not less than three (3) but not more than eleven (11) directors, until changed by amendment of the Articles of Incorporation or by an amendment to this Bylaw duly adopted by stockholders entitled to exercise a majority of the voting power of the Corporation. The exact number of directors within the three (3) to eleven (11) range shall be fixed and may, from time to time, be changed by resolution of the Board of Directors.

Section 2. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the Board of Directors, effective at a future date, the Board of Directors shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Nevada.

Section 5. Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the capital stock issued and outstanding and entitled to vote.

Section 6. The first meeting of each newly elected Board of Directors may be held at such time and place immediately after the annual meeting of stockholders where no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the newly elected Board of Directors to hold its first meeting immediately after the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 8. Special meetings of the Board of Directors may be called by the President or Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least ten (10) days before the date of the meeting. Notice of the time and place of special meetings shall be: (a) delivered personally by hand, by courier or by telephone; (b) sent by United States first-class mail, postage prepaid; (c) sent by facsimile; (d) sent by electronic mail; or (e) otherwise given by electronic transmission (as defined in Article IV, Section 3 of these Bylaws), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Corporation’s records. If the notice is (w) delivered personally by hand, by courier or by telephone, (x) sent by facsimile, (y) sent by electronic mail or (z) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least ten (10) days before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least fourteen (14) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

Section 9. A majority of the Board of Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the NRS or by the Articles of Incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if all of the members of the Board of Directors, or committee thereof, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee thereof.

Section 10. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of any conference telephone, electronic communications, videoconferencing, teleconferencing or other comparable communication technique or technology permitted under the NRS, including, without limitation, a telephone conference or similar method of communication whereby all persons participating in the meeting can hear and communicate to each other. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.13 shall be deemed present in person at the meeting.

ARTICLE IV

NOTICES

Section 1. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the Articles of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and such electronic transmission contains or is accompanied by information from which the stockholder can determine the date of transmission. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a)                the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b)               such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given:

(w)             if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(x)               if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(y)               if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice in the manner consented to by the stockholder; and

(z)                if by any other form of electronic transmission, when directed to the stockholder in the manner consented by the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 3. An “electronic transmission” means any form or process of communication not directly involving the physical transfer of paper or another tangible medium which (a) is suitable for the retention, retrieval and reproduction of information by the recipient; and (b) is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice, unless (y) the electronic transmission is otherwise retrievable in perceivable form; and (z) the sender and the recipient have consented in writing to the use of such form of electronic transmission

Section 4. Except as otherwise prohibited under the NRS, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

Section 5. Whenever notice is required to be given, under the NRS, the Articles of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the NRS, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 6. Whenever all parties entitled to vote at any meeting, whether of the Board of Directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting, and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 7. Whenever any notice whatever is required to be given under the applicable provisions of the NRS, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be a President & Chief Executive Officer, a Treasurer & Chief Financial Officer, and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents and a General Counsel. Any person may hold two or more offices.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President & Chief Executive Officer, a Treasurer & Chief Financial Officer, and a Secretary, none of whom need be a member of the Board of Directors.

Section 3. The Board of Directors may appoint additional vice presidents, and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 6. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all of the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.

Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meeting of the stockholders and special meeting of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in a safe custody the seal of the Corporation and, when authorized by be Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

Section 9. The Treasurer and Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the names and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 10. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 11. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Every stockholder shall be entitled to have a certificate, signed by the President or a vice president and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. When the Corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, option or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the Corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

Section 2. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed; or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such Corporation.

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. The directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made.

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 7. Transfer of stock on the books of the Corporation may be authorized only by the record holder of such stock, the holder’s legal representative or the holder’s attorney lawfully constituted in writing and, in the case of stock represented by a certificate or certificates, upon surrender of the certificate or the certificates for such stock, and, in the case of uncertificated stock, upon receipt of proper transfer instructions and compliance with appropriate procedures for transferring stock in uncertificated form (in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require). The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation. The Board of Directors may from time to time establish rules and regulations governing the issuance, transfer and registration of shares of stock of the Corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed), or by the President or any vice president and by the Secretary, Treasurer, any assistant secretary or assistant treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Nevada.”

Section 7. The Corporation shall only be required to maintain and provide access to stockholders of record to such records as required by the NRS.

Section 8. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative or that assert any claim or counterclaim (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws or (d) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

Section 9.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.

ARTICLE VIII

INDEMNIFICATION

Section 1. The Corporation shall indemnify and hold harmless, and the Board of Directors may authorize the purchase and maintenance of insurance or make other financial arrangements for the purpose of such indemnification, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such manner, under such circumstances and to the fullest extent permitted by the Articles of Incorporation and the NRS.

Section 2. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Articles of Incorporation, these Bylaws or by agreement, the expenses of directors and officers incurred in defending any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such director or officer in his capacity as a director or officer of the Corporation, or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner or fiduciary of, or in any other capacity for, another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 3. The rights to indemnification and advancement of expenses set forth in this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4. No amendment to or repeal of this Article VIII approved by the directors or stockholders of the Corporation shall apply to or have any effect on the right or protection of any director or officer of the Corporation existing prior to such amendment or repeal.

ARTICLE IX

AMENDMENTS

Section 1. These Bylaws may be altered or repealed at any regular meeting of the stockholders or, of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

Section 2. Any amendment of these Bylaws by the stockholders of the Corporation shall require the vote or written consent of stockholders holding at least two-thirds of the voting power of the capital stock issued and outstanding and entitled to vote.